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                                                                Exhibit 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22389) of our report dated February 20, 1998, on our audit of the financial statements of KILICO Variable Annuity Separate Account and to the reference to our firm under the caption "Experts".




                                                /s/ PricewaterhouseCoopers LLP


                                                PricewaterhouseCoopers LLP



Chicago, Illinois

November 6, 1998



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                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22389) of our report dated March 18, 1998, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts".



                                                /s/ PricewaterhouseCoopers LLP


                                                PricewaterhouseCoopers LLP



Chicago, Illinois

November 6, 1998